UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2010

FORZA ENVIRONMENTAL BUILDING PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52796	71-1046926
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

5927 Balfour Court, Suite 112, Carlsbad, CA	92008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (706) 931-6789

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01 Regulation FD Disclosure

On September 15, 2010, Forza Environmental Building Products, Inc. (“Forza”) entered into a letter of intent (LOI) between Forza and MALAMA Composites, LLC (www.malamacomposites.com). Malama will agree to use the Artzer Z-Panels™ fabricated with Malama’s bio-based polyurethane foam in pending residential housing projects totaling over 1300 homes in Cancun and Baja California.

Forza and Malama would agree to develop and bring to market the world’s first bio-based structural concrete insulated panel (SCIP). Research has begun on the adaptation of the bio-based version, which would compliment the existing Artzer Z-Panel™ already employed in the Forza system. The parties intend to sign the final agreement by October 1, 2010 and begin panel production as soon as possible thereafter.

Item 9.01 Exhibits

99.1	Letter of Intent with MALAMA Composites, LLC, dated September 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORZA ENVIRONMENTAL
BUILDING PRODUCTS, INC.

Michael C. Lee
Michael C. Lee Chief Financial Officer

Date: September 16, 2010